As filed with the Securities and Exchange Commission on August 22, 2003
                                                      Registration No. 333-
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           --------------------------

                        CYPRESS SEMICONDUCTOR CORPORATION
             (Exact name of Registrant as specified in its charter)

                             ----------------------

            DELAWARE                                            94-2885898
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                             3901 North First Street
                             San Jose, CA 95134-1599
                                 (408) 943-2600
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             ----------------------

                      1999 Non-Statutory Stock Option Plan
                            (Full title of the plan)

                             ----------------------

                                  T. J. Rodgers
                      President and Chief Executive Officer
                        Cypress Semiconductor Corporation
                             3901 North First Street
                             San Jose, CA 95134-1599
                                 (408) 943-2600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                   Copies to:
                                Larry W. Sonsini
                                  John A. Fore
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

                             ----------------------

                                                   CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                                Proposed Maximum     Proposed Maximum      Amount of
              Title of Securities to            Amount to be   Offering Price Per   Aggregate Offering   Registration
                  be Registered                Registered(1)       Share (2)             Price(2)         Fee (2)(3)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value, to be issued       1,500,000          $16.01             $24,015,000        $1,942.81
pursuant to the terms of the Cypress
Semiconductor Corporation 1999 Non-Statutory
Stock Option Plan

=======================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the 1999 Non-Statutory Stock Option Plan, described herein (the "Plan"), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant's receipt of consideration that results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange on August 20, 2003.

(3) The amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act, which provides that the fee shall be .0000809 multiplied by the maximum aggregate price at which such securities are proposed to be offered.

================================================================================

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents and information previously filed by Cypress Semiconductor Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this registration statement:

         (a) The Registrant's Annual Report on Form 10-K, for the fiscal year ended December 29, 2002, filed with the Commission on March 28, 2003;

         (b) The Registrant's Quarterly Report on Form 10-Q/A, for the fiscal quarter ended March 30, 2003, filed with the Commission on June 19, 2003;

         (c) The Registrant's Quarterly Report on Form 10-Q, for the fiscal quarter ended June 29, 2003, filed with the Commission on August 12, 2003;

         (d) The Registrant's Current Report on Form 8-K, filed with the Commission on May 29, 2003;

         (e) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated August 30, 1988, filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating any such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modified or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Article 10 of the Registrant's Second Restated Certificate of Incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director and that the Registrant is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of the Registrant in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to statutory and non-statutory limits created by applicable Delaware law with respect to actions for breach of duty to a corporation, its stockholders and others. The Delaware General Corporation Law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article VI of the Registrant's Bylaws provides that the Registrant (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was an employee or agent of the Registrant, or is or was serving at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Article VI of the Registrant's Bylaws also provides that the Registrant
(i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the Registrant, or is or was serving at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         The Registrant's Bylaws also provide that, to the extent that a director or officer of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith and to the extent that an employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         The Registrant's Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or agent of the Registrant for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Registrant currently maintains liability insurance for its officers and directors.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

      Exhibit
      Number                        Description
    ----------   -----------------------------------------------------------
        4.1      Second Restated Certificate of Incorporation.(1)
        4.2      Bylaws, as amended.(2)
        4.3      1999 Non-Statutory Stock Option Plan, as amended.(3)
        4.4      Amendment Number 1 to 1999 Non-Statutory Stock Option Plan.(4)
        5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation.
       23.1      Consent of PricewaterhouseCoopers LLP, Independent Accountants.
       23.2      Consent of Wilson Sonsini Goodrich & Rosati, Professional
                 Corporation (contained in Exhibit 5.1).
       24.1      Power of attorney (contained on signature pages of this
                 registration statement).

    (1) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.
    (2) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2002.
    (3) Incorporated by reference from the Registrant's Registration Statement on Form S-8 (file number 333-76665), filed with the Commission on April 20, 1999.
    (4) Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2003.

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs
                 (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the
                 Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 22nd day of August 2003.

                                 CYPRESS SEMICONDUCTOR CORPORATION


                                 By: /s/ Emmanuel T. Hernandez
                                     -------------------------------------------
                                     Emmanuel T. Hernandez
                                     Executive Vice President, Finance and
                                      Administration and Chief Financial Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints T. J. Rodgers and Emmanuel Hernandez, and each of them, his attorney-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                               Title                          Date
---------------------------   ------------------------------------------   ---------------

     /s/ T.J. Rodgers           President, Chief Executive Officer and     August 22, 2003
---------------------------     Director (Principal Executive Officer)
       T. J. Rodgers


                                 Executive Vice President, Finance and     August 22, 2003
 /s/ Emmanuel T. Hernandez    Administration and Chief Financial Officer
---------------------------   (Principal Financial & Accounting Officer)
   Emmanuel T. Hernandez



   /s/ Eric A. Benhamou                  Chairman of the Board             August 22, 2003
---------------------------
     Eric A. Benhamou


   /s/ W. Steve Albrecht
---------------------------                    Director                    August 22, 2003
     W. Steve Albrecht

     /s/ Fred B. Bialek
---------------------------                    Director                    August 22, 2003
       Fred B. Bialek


      /s/ John C. Lewis
---------------------------                    Director                    August 22, 2003
        John C. Lewis


      /s/ James R. Long
---------------------------                    Director                    August 22, 2003
        James R. Long


     /s/ Alan F. Shugart
---------------------------                    Director                    August 22, 2003
       Alan F. Shugart

                                INDEX TO EXHIBITS

    Exhibit
    Number                           Description
  -----------   --------------------------------------------------------------
      4.1       Second Restated Certificate of Incorporation.(1)
      4.2       Bylaws, as amended.(2)
      4.3       1999 Non-Statutory Stock Option Plan, as amended.(3)
      4.4       Amendment Number 1 to 1999 Non-Statutory Stock Option Plan.(4)
      5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation.
     23.1       Consent of PricewaterhouseCoopers LLP, Independent Accountants.
     23.2       Consent of Wilson Sonsini Goodrich & Rosati, Professional
                Corporation (contained in Exhibit 5.1).
     24.1       Power of attorney (contained on signature pages of this
                registration statement).

   (1) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.
   (2) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2002.
   (3) Incorporated by reference from the Registrant's Registration Statement on Form S-8 (file number 333-76665), filed with the Commission on April 20, 1999.
   (4) Incorporated by reference from the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 29, 2003.